Exhibit 10.2
Amended and Restated Accenture plc 2010 Employee Share Purchase Plan
(As amended through January 31, 2024)

1.Purpose of the Plan
The purpose of the Plan is to give Eligible Employees of the Company and its Subsidiaries the ability to share in the Company’s future success. The Company expects that it will benefit from the added interest which such Eligible Employees will have in the welfare of the Company as a result of their increased equity interest in the Company.
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(c)Board: The Board of Directors of the Company.
(d)Change in Control: The occurrence of any of the following events:
(i)any Person (other than (A) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company’s then-outstanding securities;
(ii)during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control under (i), (iii) or (iv) of this Section 2(d)) whose election by the Board or nomination for election by the Company’s shareholders has been approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(iii)the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or
(iv)the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.
(e)Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(f)Committee: The Compensation, Culture & People Committee of the Board.
(g)Company: Accenture plc, a company incorporated under the laws of Ireland with a registered number of 471706.

(h)Compensation: A Participant’s compensation as defined from time to time by the Committee in its sole discretion with respect to any Option or Offering Period (it being understood that “Compensation” may be defined differently for different Participants for purposes of the Plan). Except as otherwise defined by the Committee from time to time in its sole discretion, “Compensation” shall (i) include a Participant’s base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code, and (ii) exclude severance pay, stay-on bonuses, long-term bonuses, retirement income, change in control payments, contingent payments, income derived from share options, share appreciation rights and other equity-based compensation and other forms of special remuneration.
(i)Effective Date: The date the Board and the shareholders of the Company approve the Plan, as amended and restated herein.
(j)Eligible Employee: An individual who is eligible to participate in the Plan pursuant to Section 5 of the Plan.
(k)Fair Market Value: On a given date, (i) if the Shares are listed on any established stock exchange, system or market on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date or, if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.
(l)Maximum Share Amount: Subject to applicable law, the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion.
(m)Offering Date: The first date of an Offering Period.
(n)Offering Period: A period of time established by the Committee from time to time not to exceed 27 months. The Offering Period may be evidenced by such documents as may be determined by the Committee in its sole discretion.
(o)Option: A share option granted pursuant to Section 7 of the Plan.
(p)Participant: An Eligible Employee who elects to participate in the Plan pursuant to Section 6 of the Plan.
(q)Participating Subsidiary: A Subsidiary of the Company that is selected to participate in the Plan by the Committee in its sole discretion.
(r)Payroll Deduction Account: An account to which payroll deductions of a Participant, or other payments made by a Participant to the extent provided by the Committee, are credited under Section 9(c) of the Plan.
(s)Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(t)Plan: This Amended and Restated Accenture plc 2010 Employee Share Purchase Plan, as it may be amended from time to time.
(u)Plan Broker: A stock brokerage or other financial services firm designated by the Committee in its sole discretion.
(v)Purchase Date: The last date of an Offering Period, or such earlier date as determined by the Committee in its sole discretion (subject to Section 21).
(w)Purchase Price: The purchase price per Share, as determined pursuant to Section 8 of the Plan.
(x)Shares: Class A ordinary shares of the Company.
(y)Subsidiary: Any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

3.Shares Subject to the Plan
The total number of Shares which may be issued or transferred tinder the Plan is 135,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance or transfer of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.
4.Administration
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).
5.Eligibility
Any individual who is an employee of the Company or of a Participating Subsidiary is eligible to participate in the Plan, unless any such employee is specifically excluded by the Committee (either individually or by reference to a group or category of employees) from participation. Without limiting the generality of the foregoing, the Committee may exclude from participation:
(a)employees whose customary employment is twenty (20) hours or less per week within the meaning of Section 423(b)(4)(B) of the Code;
(b)employees whose customary employment is for not more than five (5) months in any calendar year within the meaning of Section 423(b)(4)(C) of the Code;
(c)employees who, if granted an Option would immediately thereafter own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of its parent or Subsidiary corporation within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining share ownership of an individual, and Shares which the employee may purchase under outstanding Options shall be treated as Shares owned by the employee; and
(d)employees who are highly compensated employees within the meaning of Section 414(q) of the Code.
6.Election to Participate
The Committee shall set forth procedures pursuant to which Eligible Employees may elect to participate in a given Offering Period under the Plan (which may be on different terms for different Eligible Employees or subgroups thereof).
7.Grant of Option on Enrollment
With respect to an Offering Period, each Participant shall be granted an Option to subscribe for or purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount accumulated in such Participant’s Payroll Deduction Account during such Offering Period by the Purchase Price.
8.Purchase Price
The Purchase Price at which a Share will be issued or sold for a given Offering Period shall be established by the Committee (and may differ among Participants, as determined by the Committee in its sole discretion), but shall in no event be less than eighty-five percent (85%) of the lesser of:

(a)the Fair Market Value of a Share on the Offering Date; or
(b)the Fair Market Value of a Share on the Purchase Date.
9.Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares
Subject to Sections 10 and 11 of the Plan:
(a)Payroll deductions (to the extent permitted by applicable local law) shall be made on each day that a Participant is paid during an Offering Period. The deductions shall be made at the Participant’s election as a percentage of the Participant’s Compensation in one percent (1%) increments, from one percent (1%) up to such maximum percentage of the Participant’s Compensation (or maximum dollar amount) as is permitted by the Committee from time to time with respect to such Participant (which maximum percentage or dollar amount may differ among Participants). For a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.
(b)Unless otherwise determined by the Committee, a Participant shall not change the rate of payroll deductions once an Offering Period has commenced. The Committee shall specify procedures by which a Participant may increase or decrease the rate of payroll deductions for subsequent Offering Periods.
(c)All payroll deductions made with respect to a Participant shall be credited to the Participant’s Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and, to the extent permitted by applicable local law, no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, to the extent permitted by applicable local law. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant’s Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.
(d)On each Purchase Date, the Company shall apply all funds then in the Participant’s Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date for that Offering Period. In the event that the number of Shares to be purchased by all Participants in any Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest (to the extent permitted by applicable local law), to the Participants.
(e)As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant’s name with the Plan Broker. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares.
(f)[reserved]
(g)The Participant shall have no interest or voting right in the Shares covered by the Participant’s Option until such Option is exercised and the Shares in question are registered in the name of the Participant.
10.Withdrawal
Each Participant may withdraw from participation in respect of an Offering Period or from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant’s withdrawal from participation in respect of any Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest (to the extent permitted by applicable local law), to such Participant, and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.
11.Termination of Employment
A Participant shall cease to participate in the Plan upon the Participant’s termination of employment for any reason. All payroll deductions credited to the former Participant’s Payroll Deduction Account as of the date of such termination shall be (a) in the event such termination is due to a transfer to a Subsidiary, applied to the purchase of Shares on the next Purchase Date, or (b) in the event such termination is due to any reason other than (a) above, returned, without interest (to the extent permitted by applicable local law), to such former Participant or to the former Participant’s designated beneficiary, as the case may be, and such former Participant or beneficiary shall have no future rights in any unexercised Options under the Plan, unless the Participant again becomes an Eligible Employee.
12.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:
(a)Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or repurchase or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities or property issued or reserved for issuance pursuant to the Plan, (ii) the number or kind of Shares or other securities subject to outstanding Options, (iii) the Purchase Price and/or (iv) any other affected terms of such Options.
(b)Change in Control. In the event of a Change in Control, the Committee in its sole discretion (but subject to Section 21) and without liability to any person may terminate the then current Offering Period and take such other actions, if any, as it deems necessary or desirable with respect to any Option as of the date of the consummation of the Change in Control.
13.Nontransferability
Options granted under the Plan shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.
14.No Right to Employment
The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.
15.Amendment or Termination of the Plan
The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, or (c) December 13, 2033. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (x) without the approval of the shareholders of the Company, would (except as is provided in Section 12 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or (y) without the consent of a Participant, would materially adversely affect the rights of a Participant under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner and terminate any Offering Period (in whole or in part) as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

16.Tax Withholding
The Company shall have the right to withhold from a Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (b) having Shares up to the applicable withholding tax rate as may be provided by federal, state, local or other law, withheld by the Company from any Shares that otherwise would have been received by the Participant.
17.International Participants
With respect to employees of the Company or any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such employees in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more plans or sub-plans to reflect such amended or varied provisions.
18.Notices
All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Company in care of its General Counsel at:
Accenture plc
500 W. Madison St., 20th Floor
Chicago, Illinois 60661
Attn: Corporate Secretary
(or, if different, the then current principal business address of the duly appointed General Counsel of the Company) and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
19.Choice of Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.
20.Effectiveness of the Plan
The Plan shall be effective as of the Effective Date.
21.Code Section 409A
Notwithstanding other provisions of the Plan, no Option shall be granted, deferred, accelerated, exercised, extended, paid out or modified under this Plan, and the Committee shall not establish or modify any Offering Period or Purchase Date, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any Option under the Plan may not be exercised at the time contemplated by the terms of the Plan or the relevant Offering Period, as the case may be, without causing the Participant holding such Option to be subject to taxation under Section 409A of the Code, the Company will cause such Option to be exercised on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. If pursuant to the provisions of Section 409A of the Code any distribution or payment is required to be delayed as a result of a Participant being deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any such distributions or payments under the Plan shall not be made or provided prior to the earlier of (A) the expiration of the six month period measured from the date of the Participant’s separation from service (as defined under Section 409A of the Code) or (B) the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 21 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 21.